                                   EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (Unaudited)
                 (in thousands, except share and per share data)


                                                                   THREE MONTHS ENDED
                                                                 ----------------------------------------------------
                                                                      MARCH 31, 1999              MARCH 31, 1998
                                                                 -------------------------    -----------------------
Net income (loss)                                                         $       (3,957)              $       1,316
                                                                 =========================    =======================

                                                                 NET INCOME (LOSS) PER SHARE - BASIC

Weighted average common shares  - Basic                                        12,946,624                 12,946,624
                                                                 =========================    =======================

Net income (loss) per share - Basic                                        $       (0.31)               $       0.10
                                                                 =========================    =======================

                                                                 NET INCOME (LOSS) PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic                                      12,946,624                 12,946,624
  Dilutive effect of shares under employee stock plans                                  -                    674,525
                                                                 -------------------------    -----------------------
  Weighted average common shares - Diluted                                     12,946,624                 13,621,149
                                                                 =========================    =======================

Net income (loss) per share - Diluted                                      $       (0.31)               $       0.10
                                                                 =========================    =======================




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